UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act Of 1934

Date of Report (Date of earliest event reported): October 6, 2017

NABUFIT GLOBAL, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-11730	84-1089377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

626 East 1820 North

Orem, UT 84097

(Address of Principal Executive Offices)

801-362-2115

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02 Unregistered Sales of Equity Securities

On or about September 26, 2017 NABUfit Global, Inc. (the “Company”) entered into Subscription Agreements (“Subscription Agreements”) with Zat Invest, Hans Kjaer Holding and Brian Mertz for the purchase of 666,632 shares of restricted common stock at a per share price of $0.31 per share for a total consideration of US $201,280.  The purchase of the shares was consummated on or about October 5, 2017.

A form of the Subscription Agreements is filed as Exhibit 3.02 to this Current Report on Form 8-K.

Item 5.02	Departure of Directors or Certain Officers.

Effective as of September 19, 2017, Directors Anette Norgaard and Morten Albaek resigned from the Board of Directors.

Item 9.01	Financial Statements and Exhibits.

Exhibits. The following exhibits are being filed herewith:

Exhibit Number 3.02	Description of Exhibits Form Subscription Agreement.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, hereunto duly authorized, on the 6th day of October, 2017.

NABUFIT GLOBAL, INC.
By:	/s/ Robert Bench
	Name:	Robert Bench
	Title:	Chief Financial Officer

Exhibit Index to Current Report on Form 8-K

Exhibit Number 3.02	Description of Exhibits Form Subscription Agreement